(Face of Security)

                     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                     THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, BY ACQUIRING AND HOLDING THIS SECURITY ON BEHALF OF ITSELF OR ANY OTHER PERSON, OR EXERCISING ANY RIGHTS RELATED THERETO ON BEHALF OF ITSELF OR ANY OTHER PERSON, TO REPRESENT THAT:

                     (i)  THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 OR OTHERWISE OR A GOVERNMENTAL PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE; OR

                     (ii)  (A)  THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY AND EXERCISE OF ANY RIGHTS RELATED HERETO WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, ANY SIMILAR APPLICABLE LAW OR REGULATION) AND (B) NEITHER THE GOLDMAN SACHS GROUP, INC. NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21)

OF ERISA) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR ANY EXERCISE RELATED HERETO OR AS A RESULT OF ANY EXERCISE BY THE GOLDMAN SACHS GROUP, INC. OR ANY OF ITS AFFILIATES OF ANY OF ITS RIGHTS IN CONNECTION WITH THE SECURITY, AND NO ADVICE PROVIDED BY THE GOLDMAN SACHS GROUP, INC. OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS SECURITY.

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CUSIP No. 38141G112

THE GOLDMAN SACHS GROUP, INC.

MEDIUM-TERM NOTES, SERIES B

_________________

Basket-Linked Notes due 2004
(Linked to a Basket of Thirty Stocks)

_________________

                     The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Face Amount: $19,735,707.635

Principal Amount: on the Stated Maturity Date, the Company will pay the Holder cash equal to the sum of:

     •  the Face Amount then Outstanding multiplied by the Basket Return; plus

• the Face Amount then Outstanding multiplied by the Fixed Basket Percentage;	all as provided on the face of this Security.

Basket: comprised of the Reference Amounts of the Basket Stocks.

Calculation Agent: Goldman, Sachs & Co.

Defeasance: neither full defeasance nor covenant defeasance applies to this Security.

OTHER TERMS:

                     All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. References in this Security to numbered Sections are to numbered Sections on the face of this Security, unless the context requires otherwise. Section headings on the

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face of this Security are for convenience only and shall not affect the construction of this Security.

                     “Authorized Denomination” means, with respect to this Security, a Face Amount of $9.835 or a multiple thereof.

                     “Basket Return” means the Final Basket Level divided by the Initial Basket Level.

                     “Basket Stock” means the common stocks of Altria Group, Inc., Ameren Corporation, American Electric Power Company Inc., AmSouth Bancorporation, Bank of America Corporation, Baxter International Inc., Caterpillar Inc., ChevronTexaco Corporation, Comerica Incorporated, ConocoPhillips, Delphi Corporation, Exxon Mobil Corporation, FleetBoston Financial Corporation, General Electric Company, H. J. Heinz Company, International Business Machines Corporation, J.P. Morgan Chase & Co., Keycorp, Merck & Co., Inc., Microsoft Corporation, Newell Rubbermaid Inc., NiSource Inc., Pfizer Inc., Pitney Bowes Inc., Sara Lee Corporation, SBC Communications Inc., Sears, Roebuck and Co., The Dow Chemical Company, Verizon Communications Inc. or Xcel Energy Inc., as applicable, and “Basket Stocks” means all of such common stocks, in each case subject to adjustment as provided in Section 4.

                     “Basket Stock Issuer” means Altria Group, Inc., Ameren Corporation, American Electric Power Company Inc., AmSouth Bancorporation, Bank of America Corporation, Baxter International Inc., Caterpillar Inc., ChevronTexaco Corporation, Comerica Incorporated, ConocoPhillips, Delphi Corporation, Exxon Mobil Corporation, FleetBoston Financial Corporation, General Electric Company, H. J. Heinz Company, International Business Machines Corporation, J.P. Morgan Chase & Co., Keycorp, Merck & Co., Inc., Microsoft Corporation, Newell Rubbermaid Inc., NiSource Inc., Pfizer Inc., Pitney Bowes Inc., Sara Lee Corporation, SBC Communications Inc., Sears, Roebuck and Co., The Dow Chemical Company, Verizon Communications Inc. or Xcel Energy Inc., as applicable, and “Basket Stock Issuers” means all of such issuers, in each case subject to adjustment as provided in Section 10.

                     “Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, and that is also a day on which each

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of the respective principal securities markets for all the Basket Stocks are open for trading.

                     “Closing Price” means, with respect to any security on any day, the closing sale price or last reported sale price, regular way, for the security on a per-share or other unit basis on such day (i) on the principal national securities exchange on which such security is listed for trading on such day, (ii) in the event such security is not listed on any national securities exchange, on the Nasdaq National Market System on such day or (iii) in the event such security is not quoted on the Nasdaq National Market System on such day, on such other U.S. national market system that is the primary market for the trading of such security on such day; provided, however, that, in the event such security is not listed or quoted as described in clause (i), (ii) or (iii) above, the Closing Price with respect to such security on such day will be the average, as determined by the Calculation Agent, of the bid prices for such security, as close to the close of business on such day as reasonably practicable, obtained from as many dealers in such security selected by the Calculation Agent (which may include the Calculation Agent or any Affiliate of the Calculation Agent or of the Company) as will make such bid prices available to the Calculation Agent. The number of such dealers need not exceed three.

                     “Default Amount” means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and any interest on this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security, as if no default or acceleration had occurred (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company’s obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys’ fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and must notify the

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other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided, however, that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and must notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount.

                     The “Default Quotation Period” will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date, then the Default Amount will equal the Principal Amount.

                     “Determination Date” means the fifth Business Day prior to August 2, 2004; provided, however, that if, on that fifth prior Business Day, a Market Disruption Event occurs or is continuing the Determination Date will be the next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Determination Date be later than August 2, 2004 or, if August 2, 2004 is not a Business Day, later than the first Business Day after August 2, 2004.

                     “Distribution Property” means cash, securities and/or other property distributed in any Reorganization Event in respect of the Reference Amount for a Basket Stock and, in the case of a Spin-Off Event, includes such applicable Reference Amount of Basket Stock.

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                     “Ex-Dividend Date” for any dividend or other distribution with respect to a Basket Stock shall mean the first day on which the Basket Stock trades without the right to receive such dividend or other distribution.

                     “Final Basket Level” means the sum of the products, for each Basket Stock, of (i) the Closing Price of the relevant Basket Stock in its principal market on the Determination Date and (ii) the relevant Basket Stock’s Reference Amount.

                     “Fixed Basket Percentage” means 3.65%.

                     “Initial Basket Level” means $19,735,707.635.

                     “Market Disruption Event” means, with respect to the Basket, (i) a suspension, absence or material limitation of trading in any of the Basket Stocks on its primary market for more than two hours of trading or during the one-half hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option or futures contracts relating to any of the Basket Stocks, if available, in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or (iii) any of the Basket Stocks does not trade on what was the primary market for that Basket Stock, in each case (i), (ii) and (iii) as determined by the Calculation Agent; provided, however, that no such event described in clause (i), (ii) or (iii) will be a Market Disruption Event unless the Calculation Agent also determines that such event could materially interfere with the ability of the Company or any of its Affiliates or a similarly situated Person to unwind all or a material portion of any hedge that could be effected with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option or futures contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading in a Basket Stock or option or futures contracts relating to a Basket Stock, if available, in the primary market for such stock or such contracts, by reason of (1) a price change exceeding limits set by such market, (2) an imbalance of orders relating to such stock or such contracts or (3) a disparity in bid and ask quotes

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relating to such stock or such contracts, will, in each case (1), (2) and (3), constitute a suspension or material limitation of trading in such stock or option or futures contracts relating to the Basket Stock and (d) an “absence of trading” in the primary market on which a Basket Stock is traded, or on which option or futures contracts relating to a Basket Stock are traded, will not include any time when such market is itself closed for trading under ordinary circumstances.

                     “Original Issue Date” means July 31, 2003.

                     “Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated A-1 or higher by Standard & Poor’s Ratings Group (or any successor) or P-1 or higher by Moody’s Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

                     “Reference Amount” for each Basket Stock means, at any time, the amount of such Basket Stock included in the Basket at such time. The initial Reference Amount for each Basket Stock is as follows: in the case of the common stock of Altria Group, Inc. – 19,259; in the case of Ameren Corporation – 18,509; in the case of American Electric Power Company Inc. – 28,366; in the case of AmSouth Bancorporation – 31,441; in the case of Bank of America Corporation – 5,907; in the case of Baxter International Inc. – 17,465; in the case of Caterpillar Inc. – 7,556; in the case of ChevronTexaco Corporation – 9,497; in the case of Comerica Incorporated – 16,440; in the case of ConocoPhillips – 13,048; in the case of Delphi Corporation – 80,601; in the case of Exxon Mobil Corporation – 13,797; in the case of FleetBoston Financial Corporation – 25,874; in the case of General Electric Company – 17,355; in the case of H. J. Heinz Company – 20,251; in the case of International Business Machines Corporation – 5,897; in the case of J.P. Morgan Chase & Co. – 19,474; in the case of Keycorp – 29,445; in the case of Merck & Co., Inc. – 8,578; in the case of Microsoft Corporation – 18,349; in the case of Newell Rubbermaid Inc. – 23,705; in the case of NiSource Inc. – 40,734; in the case of Pfizer Inc. – 14,933; in the case of Pitney Bowes Inc. – 18,173; in the case of Sara Lee Corporation – 35,569; in the case of SBC Communications Inc. – 33,536; in the case of Sears, Roebuck and Co. – 12,093; in the case of The Dow Chemical Company – 22,982;

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in the case of Verizon Communications Inc. – 19,713; and in the case of Xcel Energy Inc. – 54,406. Each Reference Amount shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the Calculation Agent as provided in Sections 4 through 11.

                     “Stated Maturity Date” means August 2, 2004 or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding August 2, 2004 is not the Determination Date, the Stated Maturity Date will be the fifth Business Day succeeding the Determination Date; provided, further, that in no event will the Stated Maturity Date be later than the fifth Business Day after August 2, 2004 or, if August 2, 2004 is not a Business Day, later than the sixth Business Day after August 2, 2004.

                     “Trade Date” means July 25, 2003.

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                     1. Promise to Pay Principal.

                     The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, the Principal Amount specified above on the Stated Maturity Date, subject to the other provisions of this Security. The Company also promises to pay interest on any overdue principal, at the effective Federal Funds rate (to the extent that payment of such interest shall be legally enforceable), from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the Holder on demand. Notwithstanding any other provision of this Security or the Indenture, this Security shall not bear interest, except as provided in the prior sentence.

                     2. Principal Amount.

                     The principal of this Security that becomes due and payable on the Stated Maturity Date shall be the Principal Amount. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash that the Company is obligated to pay as set forth above in this Section 2 has been paid as provided herein (or such amount has been made available for payment), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay as principal on such day as provided above in this Section 2. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Face Amount then Outstanding. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security

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shall be deemed to have been paid in full as provided above and any interest payable on this Security has been paid (or, in the case of any such interest, when such interest has been made available for payment).

                     3. Consequences of a Market Disruption

                     As provided in the definition of Determination Date, if a Market Disruption Event occurs or is continuing on a day that would otherwise be the Determination Date, then the Determination Date will be postponed to the next Business Day on which a Market Disruption Event does not occur and is not continuing. In no event, however, will the Determination Date be postponed by more than five Business Days. If the Determination Date is postponed to the last possible day but a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be the Determination Date. If the Calculation Agent determines that any of the Closing Prices of the Basket Stocks that must be used to determine the Final Basket Level and the Principal Amount payable on the Stated Maturity Date is not available on the Determination Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will nevertheless determine the Final Basket Level based on its assessment, made in its sole discretion, of the value of the Basket Stocks on that latest possible Determination Date.

                     4. Anti-dilution Adjustment.

                     The Calculation Agent shall adjust the Reference Amount for a Basket Stock as provided in this Security in respect of each event for which adjustment is required under Sections 5 through 10 with respect to such Basket Stock (and not in respect of any other event). (If more than one such event occurs with respect to a Basket Stock, the Calculation Agent shall adjust the Reference Amount for such Basket Stock as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.) The Reference Amount for each Basket Stock will be subject, independently and separately, to the adjustments described in Sections 5 through 10 with respect to the events that affect such Basket Stock. The Calculation Agent will make the required determinations and adjustments no later than the Determination Date.

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                     Notwithstanding any provision of this Security, if an event for which adjustment is required under Sections 5 through 10 occurs, the Calculation Agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this Security as necessary to achieve an equitable result. Upon written request by the Holder to the Calculation Agent, the Calculation Agent will provide the Holder with such information about adjustments made pursuant to this Security as such agent determines is appropriate.

                     5. Stock Splits.

                     If a Basket Stock is subject to a stock split, then at the opening of business on the first day on which such Basket Stock trades without the right to receive the stock split, the Calculation Agent will adjust the Reference Amount for such Basket Stock to equal the sum of the Reference Amount for such Basket Stock in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such Basket Stock and (ii) the Reference Amount for such Basket Stock in effect immediately prior to such adjustment. The Reference Amount will not be adjusted, however, unless such first day occurs after the Trade Date and on or before the Determination Date.

                     6. Reverse Stock Splits.

                     If a Basket Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the Calculation Agent will adjust the Reference Amount for such Basket Stock to equal the product of the Reference Amount for such Basket Stock in effect immediately prior to such adjustment and the quotient of (i) the number of shares of such Basket Stock outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of shares of such Basket Stock outstanding immediately before the reverse stock split becomes effective. The Reference Amount will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the Determination Date.

                     7. Stock Dividends.

                     If a Basket Stock is subject to a stock dividend that is given ratably to all holders of such Basket Stock, then at the opening of business on the Ex-Dividend Date, the Calculation

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Agent will adjust the Reference Amount for such Basket Stock to equal the Reference Amount for such Basket Stock in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in such dividend with respect to one share of such Basket Stock and (ii) the Reference Amount for such Basket Stock in effect immediately prior to such adjustment. The Reference Amount will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the Determination Date.

                     8. Other Dividends and Distributions.

                     There will be no adjustments to the Reference Amount for a Basket Stock to reflect dividends or other distributions paid with respect to such Basket Stock other than (i) stock dividends as provided in Section 7, (ii) dividends or other distributions constituting Spin-Off Events as provided in Section 10, (iii) issuances of transferable rights or warrants as provided in Section 9 and (iv) Extraordinary Dividends as provided in this Section 8. A dividend or other distribution with respect to a Basket Stock will be deemed to be an “Extraordinary Dividend” if the per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to such Basket Stock, if any, that is not an Extraordinary Dividend by an amount equal to at least 10% of the Closing Price of such Basket Stock on the Business Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to a Basket Stock, the Calculation Agent will adjust the Reference Amount for such Basket Stock to equal the product of (a) the Reference Amount for such Basket Stock in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the Closing Price of such Basket Stock on the Business Day immediately preceding the Ex-Dividend Date and the denominator of which is the amount by which such Closing Price exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for a Basket Stock will equal (1) in the case of cash dividends or other distributions that constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such Basket Stock, if any, that is not an Extraordinary Dividend or (2) in the case of cash dividends or other distributions that do not constitute regular quarterly

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dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on a Basket Stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a Spin-Off Event and also constitutes an Extraordinary Dividend will result only in an adjustment to the Reference Amount for such Basket Stock pursuant to Section 7, 9 or 10, as applicable. The Reference Amount will not be adjusted pursuant to this Section 8 unless the Ex-Dividend Date for the Extraordinary Dividend occurs after the Trade Date and on or before the Determination Date.

                     9. Transferable Rights and Warrants.

                     If a Basket Stock Issuer issues transferable rights or warrants to all holders of its Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on the Business Day immediately before the Ex-Dividend Date for such issuance, then the Calculation Agent will adjust the Reference Amount for such Basket Stock by multiplying the Reference Amount for such Basket Stock in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of such Basket Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of such Basket Stock offered for subscription or purchase under such transferable rights or warrants, and the denominator of which is the number of shares of such Basket Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of such Basket Stock that the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase would purchase at the Closing Price of such Basket Stock on the Business Day immediately before such Ex-Dividend Date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the Closing Price of such Basket Stock on the Business Day immediately before such Ex-Dividend Date. The Reference Amount will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the Determination Date.

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                     10. Reorganization Events.

                     If with regard to a Basket (i) any reclassification or other change of such Basket Stock occurs, (ii) the Basket Stock Issuer has been subject to a merger, combination or consolidation and is not the surviving entity or it does survive but all the shares of such Basket Stock are exchanged for or converted into Distribution Property, (iii) any statutory share exchange involving the outstanding shares of such Basket Stock and the securities of another entity occurs (other than in a transaction described in clause (ii) above), (iv) the Basket Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity, (v) the Basket Stock Issuer issues to all holders of such Basket Stock equity securities of an issuer other than the Basket Stock Issuer (other than in a transaction described in clause (i), (ii), (iii) or (iv) above) (a “Spin-Off Event”), (vi) an entity other than the Basket Stock Issuer completes a tender or exchange offer for all the outstanding shares of such Basket Stock or (vii) the Basket Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law (any such event in clauses (i) through (vii), a “Reorganization Event”), then the Calculation Agent will adjust the Reference Amount for such Basket Stock so that it consists of the respective amounts of each type of Distribution Property deemed, for the purposes of this Security, to be distributed in such Reorganization Event in respect of the Reference Amount for such Basket Stock as in effect immediately prior to such adjustment, taken together.

                     If the Calculation Agent determines that the Distribution Property so distributed consists of more than one type of property, the Calculation Agent will determine the respective amounts of such types that will comprise the adjusted Reference Amount so that the value of each such amount bears the same relationship to the total value of all such amounts as the value of the corresponding component type of Distribution Property so distributed bears to the total value of all Distribution Property so distributed. The Calculation Agent will determine the value of each component type of Distribution Property, using the Closing Price on the relevant date for any such type consisting of securities and such other method as it considers reasonable for any other type. If a holder of the relevant Basket Stock may elect to receive different types or combinations of types of Distribution Property in the

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Reorganization Event, the Distribution Property will be deemed to include the types and amounts thereof distributed to a holder that makes no election. If a Reorganization Event occurs and as a result the Reference Amount is adjusted to consist of Distribution Property, the Calculation Agent will make further adjustments for subsequent events that affect such Distribution Property or any component type thereof, to the same extent that it would make adjustments if the relevant Basket Stock were outstanding and were affected by the same kinds of events.

                     If a Reorganization Event occurs and the Reference Amount for a Basket Stock is adjusted so as to include property other than the stock initially comprising such Reference Amount, then, for the purpose of determining the Final Basket Level, the product of the Closing Price and the Reference Amount for such Basket Stock on the Determination Date shall be deemed to equal the total value of all components of such adjusted Reference Amount on the Determination Date, as determined by the Calculation Agent. The Calculation Agent will determine the value of each component of an adjusted Reference Amount as provided in the prior paragraph.

                     If at any time another Person becomes the successor to a Basket Stock Issuer, as determined by the Calculation Agent, such successor Person shall thereupon be deemed to be such Basket Stock Issuer for all purposes of this Security. If at any time a Reference Amount consists of Distribution Property, as determined by the Calculation Agent, then all references in this Security to the corresponding “Basket Stock” shall thereupon be deemed to mean such Distribution Property, all references in this Security to a “share” of the corresponding Basket Stock shall thereupon be deemed to mean a comparable unit of each type of property comprising such Distribution Property and all references in this Security to the corresponding “Basket Stock Issuer” shall thereupon be deemed to mean the issuer(s) of the security(ies) comprising such Distribution Property, in each case as and to the extent determined by the Calculation Agent.

                     Notwithstanding the foregoing, however, the Calculation Agent will not make any adjustment for a Reorganization Event unless the event becomes effective – or, if the event is a Spin-Off Event, unless the Ex-Dividend Date for the Spin-Off Event occurs – after the Trade Date and on or before the Determination Date.

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                     11. Minimum Adjustments.

                     Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in Sections 5 through 10 unless such adjustment would result in a change of at least 0.1% in the Reference Amount that would apply without adjustment. The applicable Reference Amount resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest one-millionth, with five ten-millionths being rounded upward — e.g., 0.1234564 will be rounded down to 0.123456 and 0.1234565 will be rounded up to 0.123457.

                     12. Role of Calculation Agent.

                     The Calculation Agent will be solely responsible for all determinations and calculations regarding the Final Basket Level, the Basket Return and the Closing Price or other value of any Basket Stock or other property; the Default Amount; Business Days; whether a Market Disruption Event has occurred and whether, and if so the day to which, the Determination Date or Stated Maturity Date is to be postponed; adjustment of any Reference Amount, including whether any event has occurred for which adjustment is required and as to the amounts, types and values of property comprising any Distribution Property and Reference Amount; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

                     The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain prices or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise

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permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

                     13. Tax Characterization.

                     By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the absence of an administrative determination or judicial ruling to the contrary) to characterize this Security for U.S. federal income tax purposes as a cash-settled prepaid forward contract under which the Holder will be entitled to a variable amount equal to the fair market value of the Basket at the Stated Maturity Date, plus a fixed amount. The provisions of this Section 13 are not intended to and shall not modify or otherwise affect the operation of any other provision of this Security.

                     14. Payment.

                     Payment of any amount payable on this Security will be made in cash, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of cash on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; and provided, further, that payment at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture. The Holder of this Security shall not be entitled under the terms of this Security to receive, in payment hereof, any property (including any Basket Stock) other than cash.

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                     15. Holidays.

                     Notwithstanding any provision of this Security or of the Indenture, if any payment of principal or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such payment may be made (or such principal or interest may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

                     16. Reverse of this Security.

                     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                     17. Certificate of Authentication.

                     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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                     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: July 31, 2003

THE GOLDMAN SACHS GROUP, INC.
By

Name: Title:

Dated: July 31, 2003

                     This is one of the Securities of the series designated herein and referred to in the Indenture.

THE BANK OF NEW YORK, as Trustee
By

Authorized Signatory

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(Reverse of Security)

                     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

                     This Security is one of the series designated on the face hereof as the Medium-Term Notes, Series B, limited to an aggregate initial offering price not to exceed $53,265,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof as the Medium-Term Notes, Series B.

                     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in

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principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and, with respect to this Security, on the face hereof.

                     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

                     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security as herein provided.

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                     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                     This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in Authorized Denominations. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

                     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.